EXHIBIT 10.144

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is entered into as of June 27, 2001, by and between USURF America, Inc., a Nevada corporation ("USURF"), and Anchor House Ltd., a Turks and Caicos Islands, British West Indies, corporation ("Anchor"), in light of the following facts:

WHEREAS, USURF is a provider of Fixed-Wireless Internet access whose common stock is traded on the American Stock Exchange (symbol: UAX);

WHEREAS, Anchor desires to acquire shares of common stock and common stock purchase warrants (the common stock and common stock purchase warrants being referred to collectively as the "Units") of USURF; and

WHEREAS, USURF desires to issue shares of its common stock and common stock purchase warrants to Anchor on the terms and conditions set forth in this Agreement.

WITNESSETH:

THEREFORE, the Agreement of the parties, the promises of each being consideration for the promises of the other:

I. DEFINITIONS

 Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

 (a) "Agreement" shall mean this Securities Purchase Agreement and all exhibits hereto or amendments hereof.

 (b) "Anchor" shall mean Anchor House Ltd., a Turks and Caicos Islands, British West Indies, corporation.

 (c) "Knowledge of USURF" or matters "known to USURF" shall mean matters actually known to the Board of Directors or officers of USURF, or which reasonably should be or should have been known by them upon reasonable investigation.

 (d) "Securities Act" shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder, as such shall then be in effect.

 (e) "USURF" shall mean USURF America, Inc., a Nevada corporation, including its subsidiaries.

 Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this Agreement at which such term is first used.

II. DISCLOSURES

 Anchor hereby acknowledges that it has examined, or has had the opportunity to examine, all of USURF's periodic filings made with the SEC pursuant to the Securities Exchange Act of 1934, as well as USURF's Registration Statement on Form S-1, SEC File No. 333-96027, effective date: June 21, 2001 (the "Registration Statement"). Further, Anchor hereby acknowledges that it has had the opportunity to ask questions of, and receive answers from, the principals of USURF regarding the periodic filings and the Registration Statement of USURF and otherwise investigate the matters contained therein.

III. PURCHASE AND SALE

USURF hereby sells to Anchor and Anchor hereby buys from USURF the following securities (the Units):

 (a) 205,000 shares of the $.0001 par value common stock of USURF; and

 (b) 205,000 warrants to purchase a like number of shares of common stock of USURF, at an exercise price of $.20 per share, all as more fully set forth in the form of warrant attached hereto as Exhibit "A" and incorporated herein by this reference.

 The Units shall be sold to Anchor at the price and subject to all of the terms and conditions set forth herein.

 It is agreed by the parties that none of the purchase price for the Units described herein shall be allocated to the common stock purchase warrants.

IV. PURCHASE PRICE - PAYMENT

 Anchor shall deliver to USURF the sum of $41,000 in payment of the 205,000 shares of USURF common stock and 205,000 common stock purchase warrants (the Units) purchased by Anchor hereunder, a per Unit price of $.20, which payment shall be delivered as provided in paragraph VI hereinbelow.

V. ISSUANCE OF THE UNITS

USURF shall cause the 205,000 shares of its common stock and 205,000 common stock purchase warrants purchased and sold hereunder to be issued.

 In addition, USURF shall cause (1) all 205,000 shares of common stock and (2) all 205,000 shares of common stock underlying the common stock purchase warrants to be issued to Anchor hereunder to be registered, at USURF's expense, pursuant a Registration Statement on Form S-1 that is expected to be filed prior to the end of 2001. Anchor shall be named as a selling shareholder in such Registration Statement.

VI. THE EXCHANGE

 USURF shall deliver to Anchor, upon receipt of the $41,000 required by paragraph IV, a stock certificate representing 205,000 shares of its common stock and a warrant in the form of Exhibit "A" attached hereto. Anchor agrees that it shall deliver forthwith the sum of $41,000 required to be delivered pursuant to paragraph IV.

VII. REPRESENTATIONS AND WARRANTIES OF USURF

USURF represents and warrants to Anchor:

(a) Organization and Corporate Authority. USURF is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification. USURF has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

 (b) Subsidiaries. USURF America, Inc., the issuer of the securities sold hereunder, has the following subsidiary corporations: (1) CyberHighway, Inc., an Idaho corporation; (2) Santa Fe Wireless Internet, Inc., a New Mexico corporation; (3) USURF America Internet Design, Inc., a Louisiana corporation; (4) USURF Wireless, Inc., a Louisiana corporation; and (5) Missouri Cable TV Corp., a Louisiana corporation.

 (c) Options, Warrants and Rights. USURF has those outstanding options, warrants or rights, conversion rights or other agreements for the purchase or acquisition from USURF of any shares of its capital stock as are described in the Registration Statement.

(d) Issuance of the Units. The shares of common stock of USURF, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of USURF, will be issued in compliance with applicable state and federal laws. The common stock purchase warrants of USURF, when issued and delivered in accordance with this Agreement, will be duly and validly issued and will be free and clear of any liens or encumbrances and, to the knowledge of USURF, will be issued in compliance with applicable state and federal laws. The shares of common stock of USURF underlying the common stock purchase warrants, when issued and delivered in accordance with this Agreement and the warrant agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of USURF, will be issued in compliance with applicable state and federal laws.

 (e) Financial Condition; Use of Proceeds. USURF is a development stage company without significant revenues and has, since inception, operated at a loss and is substantially illiquid. USURF requires substantial additional capital with which to implement its business plan with respect to its Wireless Internet access products. There is no assurance that USURF will obtain such needed capital or that its business plan, when implemented, will prove to be successful. The funds derived under this Agreement will be utilized for working capital.

 (f) Undisclosed or Contingent Liabilities. To the best knowledge of USURF and to its officers and directors, USURF has no material liabilities not reflected in its periodic filings with the SEC and the Registration Statement, and, to the best knowledge of the officers and directors of USURF, USURF has no contingent liabilities.

 (g) Litigation. Except as described in USURF's periodic filings with the SEC and the Registration Statement, USURF is not a party to any suit, action, proceeding, investigation or labor dispute (collectively "actions") pending or currently threatened against it other than administrative matters arising in the ordinary course of business and which, if determined against USURF would result in a materially adverse effect.

 (h) Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which USURF is a party.

 (i) Title to Property and Assets. USURF has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

 (j) Franchises, Permits, etc. To the knowledge of USURF, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government of self regulatory body (collectively, the "Permits") that are material to or necessary for the conduct of its business.

 (k) Governmental Consents. To the knowledge of USURF, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of USURF is required in connection with the valid execution, delivery and performance of this Agreement.

(l) Authorization. All corporate action on the part of USURF and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of USURF's obligations hereunder and for the issuance and delivery of the Units has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of USURF.

VIII. REPRESENTATIONS AND WARRANTIES OF ANCHOR

 (a) Organization and Corporate Authority. Anchor is a corporation duly organized, validly existing and in good standing under the laws of the Turks and Caicos Islands, British West Indies, and is qualified to do business in all jurisdictions where it is required to do so. Anchor has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted. Anchor is not a "U.S. person", as that term is defined in the securities laws and regulations of the United States.

 (b) Anchor represents and warrants that it does not have a place of business within the United States.

 (c) Anchor represents and warrants that it is an "accredited investor" within the meaning of that term as used in Rule 501 of Regulation D of the Rules and Regulations of the SEC and is capable, through experience and financial strength, to make and understand an investment decision leading to the purchase of the Units of USURF contemplated herein.

 (d) Anchor represents and warrants that the Units are being purchased by it solely for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others.

 (e) Anchor further consents to the placement of the following legend, or a legend similar thereto, on the certificates representing shares of common stock and the common stock purchase warrants comprising the Units:

THESE SECURITIES, AND THE SECURITIES INTO WHICH THEY MAY BE CONVERTED, HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION S PROMULGATED UNDER SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

IX. MISCELLANEOUS

Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

 Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Louisiana.

Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

"USURF":

USURF AMERICA, INC.

By: /s/ DAVID M. LOFLIN

David M. Loflin

President

"ANCHOR":

ANCHOR HOUSE LTD.

By: Claymore Secretaries Ltd., Secretary

By: /s/

Director